UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON DC 20549

FORM 8-A

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or (g) of the

Securities Exchange Act of 1934

THE FRONTIER FUND

BALANCED SERIES; GRAHAM SERIES; WINTON SERIES; CAMPBELL/GRAHAM SERIES;

CURRENCY SERIES; LONG ONLY COMMODITY SERIES;

LONG/SHORT COMMODITY SERIES; MANAGED FUTURES INDEX SERIES

(exact name of registrant as specified in its charter)

Delaware	38-6815533
(State of Incorporation)	(IRS Employer Identification No.)

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

(Address of Principal Executive offices including Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box  ☐.

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box  ☒.

Securities Act registration statement file number to which this form relates:

333-140240; 333-140240-01; 333-140240-02; 333-140240-03; 333-140240-04;

333-140240-05; 333-140240-06; 333-140240-07; 333-140240-08

Securities to be registered pursuant to Section 12(b) of the Act

None

Securities to be registered pursuant to Section 12(g) of the Act

Balanced Series-2

Long/Short Commodity Series-1

Long/Short Commodity Series-2

(Title of class)

ITEM I. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

The securities to be registered hereby are (1) the units of beneficial interest (the “Units”) in The Frontier Fund (the “Trust”) designated as Balanced Series-2 Units (the “Balanced Series-2 Units”), (2) the Units designated as Long/Short Commodity Series-1 Units (the “Long/Short Commodity Series-1 Units”), and (3) the Units designated as Long/Short Commodity Series-2 Units (the “Long/Short Commodity Series-2 Units” and, collectively with the Long/Short Commodity Series-1 Units, the “Long/Short Commodity Series Units”). The description of the Balanced Series-2 Units and Long/Short Commodity Series Units contained in the Registration Statement on Form S-1 (Registration No. 333-140240) of the Trust, filed with the Securities and Exchange Commission on January 26, 2007, as amended by Pre-Effective Amendment No. 1 to the Registration Statement, filed with the Securities and Exchange Commission on February 8, 2007, and as further amended from time to time (the “Registration Statement”), is hereby incorporated by reference. Any form of prospectus or prospectus supplement or any amendment to the Registration Statement that includes such description(s) and that are subsequently filed by the Trust are hereby incorporated herein by reference.

ITEM 2. EXHIBITS.

EXHIBIT NO.	DESCRIPTION

4.1	Declaration of Trust and Amended and Restated Trust Agreement of the Registrant (annexed to the Prospectus as Exhibit A)*

4.2	Form of Subscription Agreement (annexed to the Prospectus as Exhibit B)*

4.3	Form of Exchange Request (annexed to the Prospectus as Exhibit C)*

4.4	Form of Request for Redemption (annexed to the Prospectus as Exhibit D)*

4.5	Form of Request for Additional Subscription (annexed to the Prospectus as Exhibit E)*

4.6	Form of Application for Transfer of Ownership / Re-registration Form (annexed to the Prospectus as Exhibit F)*

4.7	Form of Privacy Notice (annexed to the Prospectus as Exhibit G)*

*	Previously filed as like-numbered exhibit to the pre-effective amendment to Registration Statement No. 333-140240 and incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: February 12, 2007	The Frontier Fund
(Registrant)
Date: February 12, 2007	By:	/s/ Brent Bales
Brent Bales
Chief Financial Officer of Equinox Fund Management, LLC, the Managing Owner of The Frontier Fund

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: February 12, 2007	Balanced Series,
a Series of The Frontier Fund
(Registrant)
Date: February 12, 2007	By:	/s/ Brent Bales
Brent Bales
Chief Financial Officer of Equinox Fund Management, LLC, the Managing Owner of The Frontier Fund

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: February 12, 2007	Graham Series,
a Series of The Frontier Fund
(Registrant)
Date: February 12, 2007	By:	/s/ Brent Bales
Brent Bales
Chief Financial Officer of Equinox Fund Management, LLC, the Managing Owner of The Frontier Fund

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: February 12, 2007	Winton Series,
a Series of The Frontier Fund
(Registrant)
Date: February 12, 2007	By:	/s/ Brent Bales
Brent Bales
Chief Financial Officer of Equinox Fund Management, LLC, the Managing Owner of The Frontier Fund

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: February 12, 2007	Campbell/Graham Series,
a Series of The Frontier Fund
(Registrant)
Date: February 12, 2007	By:	/s/ Brent Bales
Brent Bales
Chief Financial Officer of Equinox Fund Management, LLC, the Managing Owner of The Frontier Fund

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: February 12, 2007	Currency Series,
a Series of The Frontier Fund
(Registrant)
Date: February 12, 2007	By:	/s/ Brent Bales
Brent Bales
Chief Financial Officer of Equinox Fund Management, LLC, the Managing Owner of The Frontier Fund

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: February 12, 2007	Long Only Commodity Series,
a Series of The Frontier Fund
(Registrant)
Date: February 12, 2007	By:	/s/ Brent Bales
Brent Bales
Chief Financial Officer of Equinox Fund Management, LLC, the Managing Owner of The Frontier Fund

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: February 12, 2007	Long/Short Commodity Series,
a Series of The Frontier Fund
(Registrant)
Date: February 12, 2007	By:	/s/ Brent Bales
Brent Bales
Chief Financial Officer of Equinox Fund Management, LLC, the Managing Owner of The Frontier Fund

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: February 12, 2007	Managed Futures Index Series,
a Series of The Frontier Fund
(Registrant)
Date: February 12, 2007	By:	/s/ Brent Bales
Brent Bales
Chief Financial Officer of Equinox Fund Management, LLC, the Managing Owner of The Frontier Fund